CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors of
Franklin Templeton Global Trust



We consent to the incorporation by reference in Post-Effective Amendment No. 14 to the Registration Statement of Franklin Templeton Global Trust on Form N-1A (File No. 33-01212 & 811-4450) of our report dated November 30, 1995 on our audit of the financial statements and financial highlights of Franklin Templeton Global Trust, which report is included in the Annual Report to Shareholders for the year ended October 31, 1995, which is incorporated by reference in the Registration Statement.



                            /s/ COOPERS & LYBRAND L.L.P.
                            COOPERS & LYBRAND L.L.P.


San Francisco, California
December 27, 1995